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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountant, we hereby consent to the use of our reports (and to all references to our firm) included in or made part of this Registration Statement.



ARTHUR ANDERSEN LLP

Atlanta, Georgia
April 2, 1998